Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces Second Quarter 2021 Results and Reaffirms Dividend of $0.10 per Class A Common Share

August 4, 2021

NEW YORK -- New Fortress Energy Inc. (NASDAQ: NFE) (“NFE” or the “Company”) today reported its financial results for the second quarter ending June 30, 2021.

Second Quarter Highlights

Commercial update
•
Tremendous commercial headway in the Brazil market - Signed eight new sales agreements for 5.8mm Committed(1) gallons per day (“GPD”) contributing to illustrative Total Segment Operating Margin goal(2) of $1.1Bn

o	Norsk Hydro – Signed memorandum of understanding (“MOU”) and negotiating for up to 1.0mm GPD Run Rate(3) long-term gas supply agreement for Alunorte refinery, co-located with our Barcarena Terminal
o	Executed a Gas Sales Agreement with Industrial Customer in NE Brazil – up to 1.4mm GPD Run Rate(3) to be supplied from our Suape terminal
o	Three small-scale LNG sales agreements signed totaling over 200k GPD at Barcarena and Santa Catarina
•	Secured LNG supply for approximately 100% of our expected needs for our terminals and assets across the Caribbean, Mexico and Central America through 2027 at a price indexed to Henry Hub
•	Significant volume growth – over 5.8 million Committed(1) GPD with over 12 million of In Discussion(4) GPD
•	Signed five new direct sales customer agreements with an estimated 50k new GPD of Committed(1) Volumes

Development update
•	Began commercial operations at the Port of Pichilingue in Baja California Sur, Mexico, expect to be fully Operational(5) in 60 days
•	Nicaragua project is nearing completion and is expected to be Operational(5) in Q3 2021
•	Our development projects in Barcarena, Suape and Santa Catarina are advancing on schedule and expected to be Operational(5) in Q1 2022
o	Barcerena and Santa Catarina – Signed EPC contracts, obtained all permits and commenced construction
o	Suape – LNTP to power plant EPC contractor issued
•	NFE continues to make great progress on our Fast LNG asset which will help provide us with stable supply at rates well below the open market
o	Actively engaging with gas suppliers around the globe to source long-term, fixed price feedstock
o	Three world class jack up rigs purchased and transported to the Kiewit shipyard
o	Maintaining the development timeline to commence operations in Q4 2022

Financing Update
•	NFE closed on a $75mm letter of credit facility that allows us to both release restricted cash and more effectively use cash on hand
•	We received approximately $100mm of proceeds on our first asset sale transaction
•	We launched a ship financing facility at pricing of LIBOR + 300bps; we have $300mm of funding committed and expect to close in Q3 2021
•	Our Board of Directors approved a dividend of $0.10 per share, with a record date of September 7, 2021 and a payment date of September 17, 2021

Financial Highlights

Total Segment Operating Margin(6) of $130mm, including contribution of ~$54mm from our Terminals and Infrastructure segment and ~$76mm from our Ships segment, resulting from incremental revenue from our Ships segment and the Sergipe Power Plant

	For the Three Months Ended,
(in millions, except Average Volumes)	March 31, 2021	June 30, 2021
Revenues	$145.7	$223.8
Net Loss	$(39.5)	$(1.7)
Terminals and Infrastructure Segment Operating Margin(6)	$32.8	$55.4
Ships Segment Operating Margin(6)	-	$75.6
Total Segment Operating Margin(6)	$32.8	$130.0
Average Volumes (k GPD)	1,440	1,496

•	Record quarterly revenue of $223.8 million, increasing $78.1 million since the first quarter
•	Terminals and Infrastructure Segment Operating Margin (6) increased from the contribution of our effective share of revenue and costs of the Sergipe Power Plant
•
Ships Segment Operating Margin(6) includes additional contribution from FSRUs and LNG carriers that are leased to customers under long-term or spot arrangements as well as our effective share of the revenue and costs of the Hilli subsequent to completion of the Hygo and GMLP acquisitions

•	Average daily volumes sold in Q2 2021 were approximately 1,496k GPD

Please refer to our Q2 2021 Investor Presentation (the “Presentation”) for further information about the following terms:
1) “Committed” means our expected volumes to be sold to customers under binding contracts, awards under requests for proposals. Some, but not all, of our contracts contain minimum volume commitments, and our expected volumes to be sold to customers reflected in our “Committed Volumes” are substantially in excess of such minimum volume commitments.  Our near-term ability to sell these volumes is dependent on our customers’ continued willingness and ability to continue purchasing these volumes and to perform their obligations under their respective contracts.  If any of our customers fails to continue to make such purchases or fails to perform its obligations under its contract, our operating results, cash flow and liquidity could be materially and adversely affected.  References to Committed Volumes in the future and percentages of these volumes in the future should not be viewed as guidance or management’s view of the Company’s projected earnings, is not based on the Company’s historical operating results, which are limited, and does not purport to be an actual representation of our future economics.

2) “Illustrative Total Segment Operating Margin Goal” means our goal for Total Segment Operating Margin under certain illustrative conditions. This goal reflects the volumes of LNG that it is our goal to sell under binding contracts multiplied by the average price per unit at which we expect to price LNG deliveries, including both fuel sales and capacity charges or other fixed fees, less the cost per unit at which we expect to purchase or produce and deliver such LNG or natural gas, including the cost to (i) purchase natural gas, liquefy it, and transport it to one of our terminals or purchase LNG in strip cargos or on the spot market, (ii) transfer the LNG into an appropriate ship and transport it to our terminals or facilities, (iii) deliver the LNG, regasify it to natural gas and deliver it to our customers or our power plants and (iv) maintain and operate our terminals, facilities and power plants. For Vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. There can be no assurance that the costs of purchasing or producing LNG, transporting the LNG and maintaining and operating our terminals and facilities will result in the Illustrative Total Segment Operating Margin Goal reflected.
3) “Run Rate” is the date on which management currently estimates the initial ramp-up of operations on a particular facility will be over, and full commercial operations will be running at a sustainable level. Volumes of LNG and natural gas that we are able to deliver and sell through a particular facility may keep increasing after the Run Rate date due to additional large or small scale customers being added for service by any particular facility, so the Run Rate does not represent the date on which management expects the relevant facility to be operating at its Capacity Volume. Capacity Volume operations of such projects will occur later than, and may occur substantially later than, Run Rate. We cannot assure you if or when such projects will reach the date Run Rate or full Capacity Volume. Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.
4) “In Discussion” refers to potential customers (i) with whom we are in active negotiations, (ii) for whom there is a request for proposals or competitive bid process, or (iii) for whom we anticipate a request for proposals or competitive bid process will soon be announced based on our discussions with the potential customer as of date of the Presentation.  We cannot assure you if or when we will enter into contracts for sales of additional volumes, the price at which we will be able to sell such volumes, or our costs to purchase, liquefy, deliver and sell such volumes.  Some, but not all, of our contracts contain minimum volume commitments, and our expected sales to customers reflected in any volumes referenced is substantially in excess of potential minimum volume commitments.  References to these volumes and percentages of these volumes should not be viewed as guidance or management’s view of the Company’s projected earnings, is not based on the Company’s historical operating results, which are limited, and does not purport to be an actual representation of our future economics.
5) “Operational” with respect to a particular project means we expect gas to be made available within thirty (30) days, gas has been made available to the relevant project, or that the relevant project is in full commercial operations.  Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational date.  We cannot assure you if or when such projects will reach full commercial operations.  Actual results could differ materially from the illustrations reflected in this presentation and there can be no assurance we will achieve our goals.
6) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. Terminals and Infrastructure Segment Operating Margin includes our effective share of revenue, expenses and operating margin attributable to our 50% ownership of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”). Ships Segment Operating Margin includes our effective share of revenue, expenses and Operating Margin attributable to our ownership of 50% of the common units of Hilli LLC. Hilli LLC owns Golar Hilli Corporation (“Hilli Corp”), the disponent owner of the Hilli.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Thursday, August 5, 2021 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Second Quarter 2021 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A replay of the conference call will also be available after 11:00 A.M. on Thursday, August 5, 2021 through 11:00 A.M. on Thursday, August 12, 2021 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.), Passcode: 8769417.

About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities.

Non-GAAP Financial Measure
Operating Margin is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income/(loss) from operations, net income/(loss), cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current liquefaction, regasification, power generation and charter operations. This measure excludes items that have little or no significance on day-to-day performance of our current liquefaction, regasification, power generation and charter operations, including our corporate SG&A, transaction and integration costs, contract termination charges and loss on mitigation sales, loss on extinguishment of debt, net, and other expense.

As Operating Margin measures our financial performance based on operational factors that management can impact in the short-term and provides an assessment of controllable expenses, items associated with our capital structure and beyond the control of management in the short-term, such as depreciation and amortization, taxation, and interest expense are excluded.  As a result, this supplemental metric affords management the ability to make decisions to facilitate meeting current financial goals as well as to achieve optimal financial performance of our current liquefaction, regasification,  power generation and charter operations.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements.  A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including our expected volumes of LNG or production of power in particular jurisdictions; ability to achieve our growth goals; ability to finalize definitive agreements for which we have MOUs or framework agreements; our expectations regarding our organic growth opportunities and the full capacity of our existing infrastructure including run rates; our expected needs for LNG supply in the future; our expected volumes for In Discussion Volumes; expectations regarding certain facilities becoming Operational; our expected ability to supply gas; expectations regarding growth of our facilities; the expectation that we will continue to take advantage of low LNG prices and develop our Fast LNG project for long-term LNG pricing; and ability to maintain our expected development timelines. and the Illustrative Total Segment Operating Margin Goals related to such growth. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the risk that our development, construction or commissioning schedules will take longer than we expect, the risk that the volumes we are able to sell are less than we expect due to decreased customer demand or our inability to supply, the risk that our expectations about the price at which we purchase LNG, the price at which we sell LNG, the cost at which we produce, ship and deliver LNG, and the margin that we receive for the LNG that we sell are not in line with our expectations, the risk that we may not develop our Fast LNG project on the timeline we expect or at all, or that we do not receive the benefits we expect from the Fast LNG project, risks that our operating or other costs will increase and our expected funding of projects may not be possible, the risk that the foregoing or other factors negatively impact our liquidity, the risk that our organic and inorganic growth opportunities do not materialize due to our inability to reach commercial arrangements on terms that are acceptable to us or at all, the risk that organic and inorganic growth opportunities do not offer the Operating Margin that we expect due to higher costs of LNG, higher costs of infrastructure for inorganic growth, competitive pressures on our pricing, or other factors, and the risk that our investment and pilot projects in green hydrogen do not advance NFE’s transition to zero emissions on the timeline we expect or at all. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s annual and quarterly reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Joshua Kane
(516) 268-7455
jkane@newfortressenergy.com

Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com

Exhibits – Financial Statements

Consolidated Statements of Operations
For the three months ended March 31, 2021 and June 30, 2021
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	March 31, 2021	June 30, 2021
Revenues
Operating revenue	$91,196	$102,836
Vessel charter revenue	-	64,561
Other revenue	54,488	56,442
Total revenues	145,684	223,839

Operating expenses
Cost of sales	96,671	101,430
Vessel operating expenses	-	15,400
Operations and maintenance	16,252	18,565
Selling, general and administrative	45,181	44,536
Transaction and integration costs	-	29,152
Depreciation and amortization	9,890	26,997
Total operating expenses	167,994	236,080
Operating loss	(22,310)	(12,241)
Interest expense	18,680	31,482
Other (income)	(604)	(7,457)
Net loss before income from equity method investments and income taxes	(40,386)	(36,266)
Income from equity method investments	-	38,941
Tax (benefit) provision	(877)	4,409
Net loss	(39,509)	(1,734)
Net loss (income) attributable to non-controlling interest	1,606	(4,310)
Net loss attributable to stockholders	$(37,903)	$(6,044)

Net loss per share – basic and diluted	$(0.21)	$(0.03)

Weighted average number of shares outstanding – basic and diluted	176,500,576	202,331,304

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Operating Margin as reflected below, which is a non-GAAP measure. We define non-GAAP Operating Margin as GAAP net loss, adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, interest expense, other (income) expense, loss on extinguishment of debt, net, income from equity method investments and tax expense. Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Three Months Ended June 30, 2021
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Eliminations ⁽³⁾	Consolidated Reporting
Operating Margin	54,453	75,587	130,040	(41,596)	88,444
Less:
Selling, general and administrative					44,536
Transaction and integration costs					29,152
Depreciation and amortization					26,997
Interest expense					31,482
Other (income), net					(7,457)
Tax provision					4,409
(Income) from equity method investments					(38,941)
Net loss					(1,734)

⁽¹⁾ Terminals and Infrastructure includes the Company’s effective share of operating margin attributable to 50% ownership of CELSEPAR. The earnings attributable to the investment of $28,447 are reported in income (loss) from equity method investments on the condensed consolidated statements of operations.
⁽²⁾ Ships includes the Company’s effective share of operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $10,494 are reported in income (loss) from equity method investments on the condensed consolidated statements of operations and comprehensive loss.
⁽³⁾ Eliminations reverse the inclusion of the effective share of operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure.

Three Months Ended March 31, 2021
(in thousands of $)	Terminals and Infrastructure	Ships	Total Segment	Eliminations	Consolidated Reporting
Operating Margin	32,761	-	32,761	-	32,761
Less:
Selling, general and administrative					45,181
Transaction and integration costs					-
Depreciation and amortization					9,890
Interest expense					18,680
Other (income), net					(604)
Tax provision					(877)
(Income) from equity method investments					-
Net loss					(39,509)

Condensed Consolidated Balance Sheets
As of June 30, 2021 and December 31, 2020
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$143,138	$601,522
Restricted cash	57,353	12,814
Receivables, net of allowances of $90 and $98, respectively	121,962	76,544
Inventory	61,491	22,860
Prepaid expenses and other current assets, net	92,010	48,270
Total current assets	475,954	762,010

Restricted cash	29,827	15,000
Construction in progress	692,745	234,037
Property, plant and equipment, net	2,038,738	614,206
Equity method investments	1,312,072	-
Right-of-use assets	139,136	141,347
Intangible assets, net	225,668	46,102
Finance leases, net	606,108	7,044
Goodwill	748,602	-
Deferred tax assets, net	6,221	2,315
Other non-current assets, net	117,004	86,030
Total assets	$6,392,075	$1,908,091

Liabilities
Current liabilities
Current portion of long-term debt	$204,551	$-
Accounts payable	97,455	21,331
Accrued liabilities	192,723	90,352
Current lease liabilities	30,077	35,481
Due to affiliates	6,060	8,980
Other current liabilities	104,598	35,006
Total current liabilities	635,464	191,150

Long-term debt	3,326,303	1,239,561
Non-current lease liabilities	89,673	84,323
Deferred tax liabilities, net	293,073	2,330
Other long-term liabilities	45,643	15,641
Total liabilities	4,390,156	1,533,005

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.01 par value, 750.0 million shares authorized, 206.7 million issued and outstanding as of June 30, 2021; 174.6 million issued and outstanding as of December 31, 2020	2,060	1,746
Additional paid-in capital	1,932,318	594,534
Accumulated deficit	(273,450)	(229,503)
Accumulated other comprehensive income	101,422	182
Total stockholders’ equity attributable to NFE	1,762,350	366,959
Non-controlling interest	239,569	8,127
Total stockholders’ equity	2,001,919	375,086
Total liabilities and stockholders’ equity	$6,392,075	$1,908,091

Condensed Consolidated Statements of Operations
For the three and six months ended June 30, 2021 and 2020
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenues
Operating revenue	$102,836	$76,177	$194,032	$139,679
Vessel charter revenue	64,561	-	64,561	-
Other revenue	56,442	18,389	110,930	29,417
Total revenues	223,839	94,566	369,523	169,096

Operating expenses
Cost of sales	101,430	69,899	198,101	138,115
Vessel operating expenses	15,400	-	15,400	-
Operations and maintenance	18,565	9,500	34,816	17,983
Selling, general and administrative	44,536	31,846	78,152	60,216
Transaction and integration costs	29,152	-	40,716	-
Contract termination charges and loss on mitigation sales	-	123,906	-	124,114
Depreciation and amortization	26,997	7,620	36,886	12,874
Total operating expenses	236,080	242,771	404,071	353,302
Operating loss	(12,241)	(148,205)	(34,548)	(184,206)
Interest expense	31,482	17,198	50,162	31,088
Other (income) expense, net	(7,457)	999	(8,058)	1,610
Loss on extinguishment of debt, net	-	-	-	9,557
Net loss before income equity method investments and income taxes	(36,266)	(166,402)	(76,652)	(226,461)
Income from equity method investments	38,941	-	38,941	-
Tax provision	4,409	117	3,532	113
Net loss	(1,734)	(166,519)	(41,243)	(226,574)
Net (income) loss attributable to non-controlling interest	(4,310)	29,094	(2,704)	80,851
Net loss attributable to stockholders	$(6,044)	$(137,425)	$(43,947)	$(145,723)

Net loss per share – basic and diluted	$(0.03)	$(2.40)	$(0.23)	$(3.49)

Weighted average number of shares outstanding – basic and diluted	202,331,304	57,341,215	189,885,473	41,771,849

Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2021 and 2020
(Unaudited, in thousands of U.S. dollars)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(41,243)	$(226,574)
Adjustments for:
Amortization of deferred financing costs and debt guarantees, net	(6,290)	6,965
Depreciation and amortization	37,462	13,324
(Earnings) losses of equity method investees	(38,941)	-
Dividends received from equity method investees	7,386	-
Sales-type lease payments received in excess of interest income	2,388	-
Change in market value of derivatives	(7,073)	(294)
Contract termination charges and loss on mitigation sales	-	124,114
Loss on extinguishment and financing expenses	-	9,557
Deferred taxes	2,447	15
Change in value of Investment of equity securities	(88)	2,217
Share-based compensation	3,383	4,430
Other	275	1,201
Changes in operating assets and liabilities, net of acquisitions:
(Increase) in receivables	(38,018)	(9,214)
(Increase) in inventories	(35,458)	(4,794)
Decrease (Increase) in other assets	3,679	(9,446)
Decrease in right-of-use assets	2,072	17,781
Increase in accounts payable/accrued liabilities	24,732	13,655
(Decrease) in amounts due to affiliates	(2,919)	(3,666)
Increase (Decrease) in lease liabilities	133	(19,873)
(Decrease) Increase in other liabilities	(25,279)	279
Net cash used in operating activities	(111,352)	(80,323)

Cash flows from investing activities
Capital expenditures	(235,324)	(95,422)
Cash paid for business combinations, net of cash acquired	(1,586,042)	-
Entities acquired in asset acquisitions, net of cash acquired	(8,817)	-
Other investing activities	(750)	78
Net cash used in investing activities	(1,830,933)	(95,344)

Cash flows from financing activities
Proceeds from borrowings of debt	1,652,500	832,144
Payment of deferred financing costs	(20,989)	(13,600)
Repayment of debt	(15,864)	(506,402)
Payments related to tax withholdings for share-based compensation	(29,717)	(6,117)
Payment of dividends	(41,346)	-
Net cash provided by financing activities	1,544,584	306,025
Impact of changes in foreign exchange rates on cash and cash equivalents	(1,317)	-
Net (decrease) increase in cash, cash equivalents and restricted cash	(399,018)	130,358
Cash, cash equivalents and restricted cash – beginning of period	629,336	93,035
Cash, cash equivalents and restricted cash – end of period	$230,318	$223,393

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress and property, plant and equipment additions	$85,513	$(3,084)
Liabilities associated with consideration paid for entities acquired in asset acquisitions	9,959	-
Consideration paid in shares for business combinations	1,400,784	-